Exhibit 99.1

CLIENT’S AGREEMENT

FULL ACCOUNT TITLE	BRANCH		ACCOUNT NUMBER		BROKER
		—		—

Introduction

1.	This Agreement contains the terms governing an account(s) in my name for the purchase or sale of property. In the Agreement, “I,” “me” or “my” means each person who signs below. “You,” “your” or “UBS Financial Services” means UBS Financial Services Inc., its successor firms, subsidiaries, correspondents or affiliates, or employees. “Property” means all securities, including but not limited to monies, stocks, options, bonds, notes, futures, contracts, commodities, certificates of deposit and other obligations, contracts or securities.

Applicable Rules and Regulations

2.	All transactions for me shall be subject to the constitution, rules, regulations, bylaws, interpretations, customs and usages of the exchange or market and its clearing house, if any, where the transactions are executed. Such transactions are also subject, where applicable, to the provisions, rules and regulations of the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Board of Governors of the Federal Reserve System in existence at this time and as later amended and supplemented.

Amendment or Waiver

3.	I agree that you may change the terms of this agreement at any time upon prior written notice to me. By continuing to accept the services offered by you, I indicate to you my acceptance of these changes. If I do not accept the changes, I must notify you in writing of my refusal and my account will be cancelled. However, I will remain liable for any outstanding Debits and/or Charges on my account.

Transactions and Settlements

4.	All orders for the purchase and sale of any property will be given by me and executed with the distinct understanding that an actual purchase or sale is intended and that it is my intention and obligation in every case to deliver property to cover any and all sales and in the case of purchases to receive and pay for property that I will do so upon your demand. In case you make a short sale of any property at my direction or in case I fail to deliver to you any property which you have sold at my direction, you are authorized to borrow the property necessary to enable you to make delivery to the purchaser and I agree to be responsible for the cost or loss you may incur, or the cost of obtaining the property if you are unable to borrow it. No settlement of my account(s) may occur without your first receiving all property for which the account is short and all property in which the account(s) are long being paid for in full and the property then delivered. You and your correspondents are my constituted agents to complete all such transactions and are authorized to make advances and expend monies as are required.

Marking Sell Orders Long or Short

5.	When placing with you any sell order for a short account, I will designate it as such and hereby authorize you to mark the order as being “short.” When placing with you any order for a long account, I will designate it as such and hereby authorize you to mark the order as being “long.” Any sell order which I shall designate as being for a long account, is for property which is owned by me and, if you are unable to deliver this property from any account(s), the placing of the order will constitute my representation that the property will be delivered as required and that I will reimburse you for any expense incurred.

Binding Order

6.	Any order which I give shall be binding upon me, and (my/our) personal representative until you receive notice of my death. Such death and notice will not affect your right to take any action which you could have taken if I had not died.

Lien Provisions

7.	All property held or purchased shall be subject to a lien in your favor for the discharge of all my indebtedness and any other obligations that I may owe to you, however and whenever arising, and may be held by you as security for the payment of any such obligations or indebtedness to you in any account you maintain for me including any accounts in which I may have an interest. You are authorized without notice to me whenever you deem it advisable from time to time (a) to transfer interchangeably between any accounts I have with you any or all of the Property so held, without regard to whether you have in your possession or subject to your control other Property of the same kind and amount; (b) in the usual course of business pledge, repledge, hypothecate (either for the amount I owe you or for a greater or lesser sum) and lend the same to you as broker or to others from time to time, separately or commingled with Property carried for other clients and you shall not be required to deliver to me the same Property but only Property of the same kind and amount.

Payment of Indebtedness Upon Demand

8.	I shall at all times be liable for the payment of any amounts advanced, any debit balance or other obligations owing in any of my account(s) with you and I shall be liable to you for any deficiency remaining in any such account(s) in the event of the liquidation thereof, in whole or in part, by you or by me. I shall make payment of any such debit balance, obligation, deficiency, indebtedness, including interest and commissions, upon demand and any costs of collection, including attorney’s fees, if incurred by you.

Interest Provision

9.	All amounts advanced and other balances due shall be charged interest in accordance with your usual custom, which may include the compounding of interest, including any increases in rates which reflect adjustments in the UBS Financial Services Base Loan Rate, and such other charges as you may make to cover your facilities and extra services. Payment of all amounts advanced and other balances due, together with the interest thereon, shall be made by me to you at any of your offices which will act as my agent for the transmittal of such amounts and other balances due to you at New York, New York.

I HAVE READ AND UNDERSTAND THE STATEMENT OF CREDIT PRACTICES DESCRIBING INTEREST CHARGES PRINTED ON THE REVERSE SIDE.

Sub-Agents

10.	You may employ sub-brokers and shall be responsible only for reasonable care in their selection. You may deal with market makers or members of any exchange known as specialists or known as odd lot dealers and in the execution of my orders they may act as sub-brokers for me and may also buy or sell the property for themselves as dealers for their own account.

Margin Requirements

11.	I agree to maintain in account(s) with you such positions and margin as required by all applicable statutes, rules, regulations, procedures, and customs, or as you deem necessary or advisable, and where applicable, to satisfy any and all margin calls issued in connection with such business.

Liquidations and Covering Positions

12.	You shall have the right in accordance with your general policies regarding your margin maintenance requirements in existence at the time or; if in your discretion you consider it necessary for your protection to require additional collateral or the liquidation of any account of mine, or; in the event a petition in bankruptcy, or for appointment of a receiver is filed by or against me, or; an attachment is levied against the account(s) of mine, or; in the event of my death; to sell any or all property in the account(s) of mine with you, whether carried individually or jointly with others, to buy any or all property which may be short in such account(s), to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, other notice or sale or purchase, or other notice of advertisement. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and you may be the purchasers for your own account. It is understood a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice as herein provided. You shall not be liable to me in any way for any adverse tax consequences resulting from the liquidation of any appreciated Property in any account.

Binding Notice of Agreement

13.	I expressly agree you will not be bound by any representation or agreement made by any of your employees or agents which purports to affect or diminish your rights under this agreement.

Effect of Law or Rule Change

14.	In the event any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such finding or holding shall only affect the provision(s) involved and the remainder of this agreement and the application of all other provisions shall not be affected.

Address

15.	My address below is and will continue to be a correct address until UBS Financial Services receives written notice of any change. Notices and communications sent to me at such address will constitute personal delivery to me, whether actually received or not.

ORIGINAL – PAGE 1 OF 4

•

ARBITRATION IS FINAL AND BINDING ON THE PARTIES. ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

•

THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

•

PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

•

THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED. THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD.

•	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

•	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

•	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT.

•

CLIENT AGREES, AND BY CARRYING AN ACCOUNT FOR YOU UBS FINANCIAL SERVICES INC. AGREES, THAT ANY AND ALL CONTROVERSIES WHICH MAY ARISE BETWEEN YOU AND UBS FINANCIAL SERVICES INC. CONCERNING ANY ACCOUNT(S), TRANSACTION, DISPUTE OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD UNDER AND PURSUANT TO AND BE GOVERNED BY THE FEDERAL ARBITRATION ACT, AND SHALL BE CONDUCTED BEFORE AN ARBITRATION PANEL CONVENED BY THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. CLIENT MAY ALSO SELECT ANY OTHER NATIONAL SECURITY EXCHANGE’S ARBITRATION FORUM UPON WHICH UBS FINANCIAL SERVICES INC. IS LEGALLY REQUIRED TO ARBITRATE THE CONTROVERSY WITH CLIENT, INCLUDING, WHERE APPLICABLE, THE MUNICIPAL SECURITIES RULEMAKING BOARD. SUCH ARBITRATION SHALL BE GOVERNED BY THE RULES OF THE ORGANIZATION CONVENING THE PANEL. CLIENT MAY ELECT IN THE FIRST INSTANCE THE ARBITRATION FORUM, BUT IF CLIENT FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO UBS FINANCIAL SERVICES INC. AT 1200 HARBOR BOULEVARD, 10TH FLOOR, WEEHAWKEN, NJ 07086, ATTN: LEGAL DEPARTMENT, BEFORE THE EXPIRATION OF FIVE DAYS (5) AFTER RECEIPT OF A WRITTEN REQUEST FROM UBS FINANCIAL SERVICES INC. TO MAKE SUCH ELECTION, THEN UBS FINANCIAL SERVICES INC. MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION.

•	NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO STATEMENTS SHALL BE CONCLUSIVE IF NOT OBJECTED TO BY ME IN WRITING IMMEDIATELY BY NOTICE SENT TO YOU BY REGISTERED MAIL.

Joint and Several Liability and Joint Accounts

22.	If more than one person signs this agreement, our obligations under this agreement shall be joint and several. If more than one person signs this agreement, you may accept any orders and instructions from each, and upon receipt of inconsistent instructions or a court order, may suspend or terminate my account.

Liability for Costs of Collection

23.	I agree to pay you the reasonable costs and expenses of collection, including attorney’s fees, for any unpaid Debits, Charges, and other amounts owing you.

Ineligible Accounts

24.	Your account cannot have margin if it is a UGMA/UTMA, ERISA Plan, Retirement, 529 Plan or Estate account. Most managed programs cannot have margin.

Suitability

25.	Margin is not suitable for all clients. Please review UBS Financial Service’s Loan Disclosure Statement carefully for information on the risks involved with using margin.

Loan Consent

26.	BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT YOU AND YOUR SUCCESSORS AND ASSIGNS ARE AUTHORIZED IN THE USUAL COURSE OF BUSINESS TO LEND, RELEND, HYPOTHECATE, REHYPOTHECATE, PLEDGE OR REPLEDGE SEPARATELY OR TOGETHER WITH THE PROPERTY OF OTHERS EITHER TO YOURSELVES OR TO OTHERS ANY PROPERTY WHICH YOU MAY BE CARRYING FOR ME ON MARGIN. THIS AUTHORIZATION SHALL APPLY TO ALL ACCOUNTS CARRIED BY YOU FOR ME AND SHALL REMAIN IN FULL FORCE UNTIL WRITTEN NOTICE OF REVOCATION IS RECEIVED BY YOU.

IN RETURN FOR YOUR EXTENSION OR MAINTENANCE OF CREDIT IN CONNECTION WITH MY ACCOUNT, I ACKNOWLEDGE THAT THE SECURITIES IN MY MARGIN ACCOUNT, TOGETHER WITH ALL ATTENDANT RIGHTS OF OWNERSHIP, MAY BE LENT TO YOU OR LENT OUT TO OTHERS. IN CONNECTION WITH SUCH LOANS, YOU MAY RECEIVE AND RETAIN CERTAIN BENEFITS TO WHICH I WILL NOT BE ENTITLED. IN CERTAIN CIRCUMSTANCES, SUCH LOANS MAY LIMIT, IN WHOLE OR IN PART, MY ABILITY TO EXERCISE VOTING RIGHTS OF THE SECURITIES LENT.

BY SIGNING THIS AGREEMENT THE CUSTOMER ACKNOWLEDGES THAT:

1.	THE SECURITIES IN THE CUSTOMER’S MARGIN ACCOUNT MAY BE LOANED TO THE BROKER OR LOANED OUT TO OTHERS AND;

2.	THAT THE CUSTOMER HAS RECEIVED A COPY OF THIS AGREEMENT.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PAGE 2 AT PARAGRAPH 19.

Do you intend to engage in “pattern day trading” as defined by NYSE Rule 431 *	☐ Yes	☒ No

*	“Day Trading” means purchasing and selling or selling and purchasing the same security in the same day in a margin account. “Pattern day trading” means executing four or more day trades within five business days if the number of day trades exceeds six percent of the total trades during that period.

[ CLIENT: BE SURE TO RETAIN YOUR COPY	]	/s/ ROBERT E. HULT		9/APR/08
		Signature of Principal (Name and title if a corporation)		Date

		(Signature of Second Party, if a Joint Account)		Date

199 Riverneck Road		Chelmsford	MA	01824
No. of Street Address		City or Town	State	Postal Code

ORIGINAL – PAGE 2 OF 4

CLIENT’S AGREEMENT

FULL ACCOUNT TITLE	BRANCH		ACCOUNT NUMBER		BROKER
		—		—

Introduction

1.	This Agreement contains the terms governing an account(s) in my name for the purchase or sale of property. In the Agreement, “I,” “me” or “my” means each person who signs below. “You,” “your” or “UBS Financial Services” means UBS Financial Services Inc., its successor firms, subsidiaries, correspondents or affiliates, or employees. “Property” means all securities, including but not limited to monies, stocks, options, bonds, notes, futures, contracts, commodities, certificates of deposit and other obligations, contracts or securities.

Applicable Rules and Regulations

2.	All transactions for me shall be subject to the constitution, rules, regulations, bylaws, interpretations, customs and usages of the exchange or market and its clearing house, if any, where the transactions are executed. Such transactions are also subject, where applicable, to the provisions, rules and regulations of the Securities and Exchange Commission, the Commodity Futures Trading Commission, the Board of Governors of the Federal Reserve System in existence at this time and as later amended and supplemented.

Amendment or Waiver

3.	I agree that you may change the terms of this agreement at any time upon prior written notice to me. By continuing to accept the services offered by you, I indicate to you my acceptance of these changes. If I do not accept the changes, I must notify you in writing of my refusal and my account will be cancelled. However, I will remain liable for any outstanding Debits and/or Charges on my account.

Transactions and Settlements

4.	All orders for the purchase and sale of any property will be given by me and executed with the distinct understanding that an actual purchase or sale is intended and that it is my intention and obligation in every case to deliver property to cover any and all sales and in the case of purchases to receive and pay for property that I will do so upon your demand. In case you make a short sale of any property at my direction or in case I fail to deliver to you any property which you have sold at my direction, you are authorized to borrow the property necessary to enable you to make delivery to the purchaser and I agree to be responsible for the cost or loss you may incur, or the cost of obtaining the property if you are unable to borrow it. No settlement of my account(s) may occur without your first receiving all property for which the account is short and all property in which the account(s) are long being paid for in full and the property then delivered. You and your correspondents are my constituted agents to complete all such transactions and are authorized to make advances and expend monies as are required.

Marking Sell Orders Long or Short

5.	When placing with you any sell order for a short account, I will designate it as such and hereby authorize you to mark the order as being “short.” When placing with you any order for a long account, I will designate it as such and hereby authorize you to mark the order as being “long.” Any sell order which I shall designate as being for a long account, is for property which is owned by me and, if you are unable to deliver this property from any account(s), the placing of the order will constitute my representation that the property will be delivered as required and that I will reimburse you for any expense incurred.

Binding Order

6.	Any order which I give shall be binding upon me, and (my/our) personal representative until you receive notice of my death. Such death and notice will not affect your right to take any action which you could have taken if I had not died.

Lien Provisions

7.	All property held or purchased shall be subject to a lien in your favor for the discharge of all my indebtedness and any other obligations that I may owe to you, however and whenever arising, and may be held by you as security for the payment of any such obligations or indebtedness to you in any account you maintain for me including any accounts in which I may have an interest. You are authorized without notice to me whenever you deem it advisable from time to time (a) to transfer interchangeably between any accounts I have with you any or all of the Property so held, without regard to whether you have in your possession or subject to your control other Property of the same kind and amount; (b) in the usual course of business pledge, repledge, hypothecate (either for the amount I owe you or for a greater or lesser sum) and lend the same to you as broker or to others from time to time, separately or commingled with Property carried for other clients and you shall not be required to deliver to me the same Property but only Property of the same kind and amount.

Payment of Indebtedness Upon Demand

8.	I shall at all times be liable for the payment of any amounts advanced, any debit balance or other obligations owing in any of my account(s) with you and I shall be liable to you for any deficiency remaining in any such account(s) in the event of the liquidation thereof, in whole or in part, by you or by me. I shall make payment of any such debit balance, obligation, deficiency, indebtedness, including interest and commissions, upon demand and any costs of collection, including attorney’s fees, if incurred by you.

Interest Provision

9.	All amounts advanced and other balances due shall be charged interest in accordance with your usual custom, which may include the compounding of interest, including any increases in rates which reflect adjustments in the UBS Financial Services Base Loan Rate, and such other charges as you may make to cover your facilities and extra services. Payment of all amounts advanced and other balances due, together with the interest thereon, shall be made by me to you at any of your offices which will act as my agent for the transmittal of such amounts and other balances due to you at New York, New York.

I HAVE READ AND UNDERSTAND THE STATEMENT OF CREDIT PRACTICES DESCRIBING INTEREST CHARGES PRINTED ON THE REVERSE SIDE.

Sub-Agents

10.	You may employ sub-brokers and shall be responsible only for reasonable care in their selection. You may deal with market makers or members of any exchange known as specialists or known as odd lot dealers and in the execution of my orders they may act as sub-brokers for me and may also buy or sell the property for themselves as dealers for their own account.

Margin Requirements

11.	I agree to maintain in account(s) with you such positions and margin as required by all applicable statutes, rules, regulations, procedures, and customs, or as you deem necessary or advisable, and where applicable, to satisfy any and all margin calls issued in connection with such business.

Liquidations and Covering Positions

12.	You shall have the right in accordance with your general policies regarding your margin maintenance requirements in existence at the time or; if in your discretion you consider it necessary for your protection to require additional collateral or the liquidation of any account of mine, or; in the event a petition in bankruptcy, or for appointment of a receiver is filed by or against me, or; an attachment is levied against the account(s) of mine, or; in the event of my death; to sell any or all property in the account(s) of mine with you, whether carried individually or jointly with others, to buy any or all property which may be short in such account(s), to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, other notice or sale or purchase, or other notice of advertisement. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale, and you may be the purchasers for your own account. It is understood a prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice as herein provided. You shall not be liable to me in any way for any adverse tax consequences resulting from the liquidation of any appreciated Property in any account.

Binding Notice of Agreement

13.	I expressly agree you will not be bound by any representation or agreement made by any of your employees or agents which purports to affect or diminish your rights under this agreement.

Effect of Law or Rule Change

14.	In the event any one or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such finding or holding shall only affect the provision(s) involved and the remainder of this agreement and the application of all other provisions shall not be affected.

Address

15.	My address below is and will continue to be a correct address until UBS Financial Services receives written notice of any change. Notices and communications sent to me at such address will constitute personal delivery to me, whether actually received or not.

COPY – PAGE 3 OF 4

Client Representation

16.	I represent to have reached the age of majority according to the laws of the state of my residence. I agree to abide by the rules of the regulatory agencies and your firm’s policy if I am employed by any; exchange or any corporation of which any exchange owns a majority of the capital stock; member or firm registered on any exchange, bank, trust company, insurance company; or any company or individual dealing, either as broker or principal, in stocks, bonds, or any other securities, commodities, or commercial paper. If during this agreement I become such an employee, you will be notified. No one other than me has or will have an interest in any account(s) of mine unless you are notified in writing by me.

Jurisdiction

17.	All transactions made for my account(s) shall be governed by the terms of this agreement. This agreement and its enforcement shall be construed and governed by the laws of the State of New York, and shall be binding upon my heirs, executors, administrators, successors, and assigns.

Credit Review

18.	An investigation of my personal and business credit may be made and, I may make written request, within a reasonable time, for disclosure of the nature of the investigation.

ARBITRATION

19.	THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE. BY SIGNING AN ARBITRATION AGREEMENT THE PARTIES AGREE AS FOLLOWS:

•

ARBITRATION IS FINAL AND BINDING ON THE PARTIES. ALL PARTIES TO THIS AGREEMENT ARE GIVING UP THE RIGHT TO SUE EACH OTHER IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY, EXCEPT AS PROVIDED BY THE RULES OF THE ARBITRATION FORUM IN WHICH A CLAIM IS FILED.

•

THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED.

•

PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS.

•

THE ARBITRATOR’S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED. THE ARBITRATORS DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD

•	THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

•	THE RULES OF SOME ARBITRATION FORUMS MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION MAY BE BROUGHT IN COURT.

•	THE RULES OF THE ARBITRATION FORUM IN WHICH THE CLAIM IS FILED, AND ANY AMENDMENTS THERETO, SHALL BE INCORPORATED INTO THIS AGREEMENT

•

CLIENT AGREES, AND BY CARRYING AN ACCOUNT FOR YOU UBS FINANCIAL SERVICES INC. AGREES, THAT ANY AND ALL CONTROVERSIES WHICH MAY ARISE BETWEEN YOU AND UBS FINANCIAL SERVICES INC. CONCERNING ANY ACCOUNT(S), TRANSACTION, DISPUTE OR THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE HELD UNDER AND PURSUANT TO AND BE GOVERNED BY THE FEDERAL ARBITRATION ACT, AND SHALL BE CONDUCTED BEFORE AN ARBITRATION PANEL CONVENED BY THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. CLIENT MAY ALSO SELECT ANY OTHER NATIONAL SECURITY EXCHANGE’S ARBITRATION FORUM UPON WHICH UBS FINANCIAL SERVICES INC. IS LEGALLY REQUIRED TO ARBITRATE THE CONTROVERSY WITH CLIENT, INCLUDING, WHERE APPLICABLE, THE MUNICIPAL SECURITIES RULEMAKING BOARD. SUCH ARBITRATION SHALL BE GOVERNED BY THE RULES OF THE ORGANIZATION CONVENING THE PANEL. CLIENT MAY ELECT IN THE FIRST INSTANCE THE ARBITRATION FORUM, BUT IF CLIENT FAILS TO MAKE SUCH ELECTION, BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO UBS FINANCIAL SERVICES INC. AT 1200 HARBOR BOULEVARD, 10TH FLOOR, WEEHAWKEN, NJ 07086, ATTN: LEGAL DEPARTMENT, BEFORE THE EXPIRATION OF FIVE DAYS (5) AFTER RECEIPT OF A WRITTEN REQUEST FROM UBS FINANCIAL SERVICES INC. TO MAKE SUCH ELECTION, THEN UBS FINANCIAL SERVICES INC. MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION.

•

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION; WHO IS A MEMBER OF A PUTATIVE CLASS WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL:

(I)	THE CLASS CERTIFICATION IS DENIED;

(II)	THE CLASS IS DECERTIFIED; OR

(III)	THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT.

•	SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

•	CLIENT EXPRESSLY AGREES THAT SERVICE OF PROCESS IN ANY ACTION SHALL BE SUFFICIENT IF SERVED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT YOUR LAST ADDRESS KNOWN TO UBS FINANCIAL SERVICES INC.

CLIENT EXPRESSLY WAIVES ANY DEFENSE TO SERVICE OF PROCESS AS SET FORTH ABOVE.

Assignment

20.	This agreement may be assigned by you and will inure to the benefit of your successors and assigns and you may transfer or assign the account(s) of mine to them, which shall be binding on me and my personal representatives.

Accuracy of Reports

21.	ALL REPORTS OF EXECUTION OF ORDERS AND ACCOUNT STATEMENTS SHALL BE CONCLUSIVE IF NOT OBJECTED TO BY ME IN WRITING IMMEDIATELY BY NOTICE SENT TO YOU BY REGISTERED MAIL.

Joint and Several Liability and Joint Accounts

22.	If more than one person signs this agreement, our obligations under this agreement shall be joint and several. If more than one person signs this agreement, you may accept any orders and instructions from each, and upon receipt of inconsistent instructions or a court order, may suspend or terminate my account.

Liability for Costs of Collection

23.	I agree to pay you the reasonable costs and expenses of collection, including attorney’s fees, for any unpaid Debits, Charges, and other amounts owing you.

Ineligible Accounts

24.	Your account cannot have margin if it is a UGMA/UTMA, ERISA Plan, Retirement, 529 Plan or Estate account. Most managed programs cannot have margin.

Suitability

25.	Margin is not suitable for all clients. Please review UBS Financial Service’s Loan Disclosure Statement carefully for information on the risks involved with using margin.

Loan Consent

26.	BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT YOU AND YOUR SUCCESSORS AND ASSIGNS ARE AUTHORIZED IN THE USUAL COURSE OF BUSINESS TO LEND, RELEND, HYPOTHECATE, REHYPOTHECATE, PLEDGE OR REPLEDGE SEPARATELY OR TOGETHER WITH THE PROPERTY OF OTHERS EITHER TO YOURSELVES OR TO OTHERS ANY PROPERTY WHICH YOU MAY BE CARRYING FOR ME ON MARGIN. THIS AUTHORIZATION SHALL APPLY TO ALL ACCOUNTS CARRIED BY YOU FOR ME AND SHALL REMAIN IN FULL FORCE UNTIL WRITTEN NOTICE OF REVOCATION IS RECEIVED BY YOU.

IN RETURN FOR YOUR EXTENSION OR MAINTENANCE OF CREDIT IN CONNECTION WITH MY ACCOUNT, I ACKNOWLEDGE THAT THE SECURITIES IN MY MARGIN ACCOUNT, TOGETHER WITH ALL ATTENDANT RIGHTS OF OWNERSHIP, MAY BE LENT TO YOU OR LENT OUT TO OTHERS. IN CONNECTION WITH SUCH LOANS, YOU MAY RECEIVE AND RETAIN CERTAIN BENEFITS TO WHICH I WILL NOT BE ENTITLED. IN CERTAIN CIRCUMSTANCES, SUCH LOANS MAY LIMIT, IN WHOLE OR IN PART, MY ABILITY TO EXERCISE VOTING RIGHTS OF THE SECURITIES LENT.

BY SIGNING THIS AGREEMENT THE CUSTOMER ACKNOWLEDGES THAT:

1.	THE SECURITIES IN THE CUSTOMER’S MARGIN ACCOUNT MAY BE LOANED TO THE BROKER OR LOANED OUT TO OTHERS AND;

2.	THAT THE CUSTOMER HAS RECEIVED A COPY OF THIS AGREEMENT.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PAGE 2 AT PARAGRAPH 19.

Do you intend to engage in “pattern day trading” as defined by NYSE Rule 431? *	☐ Yes	☒ No

*	“Day Trading” means purchasing and selling or selling and purchasing the same security in the same day in a margin account. “Pattern day trading” means executing four or more day trades within five business days if the number of day trades exceeds six percent of the total trades during that period.

[ CLIENT: BE SURE TO RETAIN YOUR COPY	]	/s/ ROBERT E. HULT		9/APR/08
		Signature of Principal (Name and title if a corporation)		Date

		(Signature of Second Party, if a Joint Account)		Date

199 Riverneck Road		Chelmsford	MA	01824
No. of Street Address		City or Town	State	Postal Code

COPY – PAGE 4 OF 4

Re: Account Number CP 70736 (the “Account”)

ADDENDUM TO CLIENT’S AGREEMENT

The attached “Client’s Agreement” sets forth certain terms related to the extension of credit with respect to certain assets held through the above-referenced discretionary corporate cash management Account with UBS Financial Services Inc. (the “Firm”). The party signing this Addendum as Client where indicated below (the “Client”) understands and agrees that, notwithstanding anything to the contrary contained in either the Client’s Agreement or the existing Corporate Cash Management Account Agreement applicable to the Account (the “Account Agreement”), the terms of the Client’s Agreement supplement, but do not replace, the existing Account Agreement as follows: (i) the terms of the Client’s Agreement (as amended from time to time in accordance with its terms) shall govern with respect to any matters, issues or disputes related directly to, or arising directly from, the extension of credit and/or the status of Client as borrower and the Firm as lender pursuant to the Client’s Agreement (e.g., matters relating to the terms of any borrowing or extension of credit under the Client’s Agreement, the indemnification of the Firm as a lender, and/or applicable margin requirements); and (ii) the terms of the Account Agreement (as amended from time to time in accordance with its terms) shall govern with respect to all other matters (e.g., matters relating to the Firm’s trading authority and activities and/or the indemnification of the Firm for the services it provides under the Account Agreement).

Without limiting the generality of the foregoing, Client further understands and agrees that:

(A)	The Account remains a discretionary account, as described in Section 5 of the Account Agreement, and the Firm will continue to exercise investment discretion over the assets in the Account as provided in the Account Agreement.

(B)	If applicable, Client may continue to receive Financial Advisor Reports with respect to the Account, as described in Section 9 of the Account Agreement, and Client’s receipt of such reports remains subject to the provisions of Section 9 of the Account Agreement.

(C)	Solely with respect to disputes arising out of the extension of credit and/or the status of Client as borrower and the Firm as lender pursuant to the Client’s Agreement, the choice of law provisions of Paragraph 17 of the Client’s Agreement and the arbitration provisions of Paragraph 19 of the Client’s Agreement shall govern. With respect to any other disputes relating to the Account, the choice of law provisions of Section 26 of the Account Agreement and the dispute resolution provisions of Section 27 of the Account Agreement shall continue to govern.

[Remainder of page intentionally left blank]

[Signature page follows]

Acknowledged and agreed this 9th day of April, 2008.

Client’s Name:	Mercury Computer Systems, Inc.

By:	/s/ ROBERT E. HULT
Name:	Robert E. Hult
Title:	SVP / CFO

Re: Account Number CP 70736 (the “Account”)

SECOND ADDENDUM TO CLIENT’S AGREEMENT

This Second Addendum (this “Second Addendum”) is attached to, incorporated by reference into and is fully a part of the Client’s Agreement (as amended, supplemented or otherwise modified from time to time, the “Client’s Agreement”) between UBS Financial Services Inc. (“UBS Financial Services”) and the party signing this Second Addendum as Client where indicated below (the “Client”) with respect to the Account. Any conflict between the terms of the Client’s Agreement and this Second Addendum shall be resolved in accordance with the terms of this Second Addendum. Defined terms used herein shall have the respective meanings set forth in the Client’s Agreement unless otherwise defined in this Second Addendum.

UBS Financial Services and the Client acknowledge and agree that:

1.	The Client’s Agreement is amended by adding the following at the end of Section 12:

“I expressly agree that your right to liquidate any account of mine if in your discretion you consider it necessary for your protection to do so shall include, without limitation, the right to liquidate any such account in the event of a breach by me of any provision of this or any other agreement with you or your affiliates or as a result of my insolvency. I further agree that in the event you determine to liquidate any property credited to any of my accounts, you shall, to the fullest extent permitted by applicable law, have the right to do so in any manner, including, without limitation, the sale of my property individually or in a block, for cash or for credit, in a public or private sale, with or without public notice, through the use of sealed bids or otherwise, with the aid of any advisor or agent who may be your affiliate or in any other manner as you in your sole discretion shall choose. I acknowledge that the price you obtain for my property in your chosen method of sale may be lower than might be otherwise obtained in another method of sale, and I hereby agree that any such sale shall not be considered to be not commercially reasonable solely because of such lower price. I understand that there may not be a liquid market for the property in my accounts and that, as a result, the price received for my property upon your liquidation may be substantially less than I paid for such property or than the last market value available for it, if any. I further agree that any sale by you shall not be considered to be not commercially reasonable solely because there are few (including only one) or no third parties who submit bids or otherwise offer to buy my property. I understand that your sale of any of the property in my accounts may be subject to various state and federal property and/or securities laws and regulations, and that compliance with such laws and regulations may result in delays and/or a lower price being obtained for my property. I agree that you shall have the right to restrict any prospective purchasers to those who, in your sole discretion, you deem to be qualified. I acknowledge that you shall have sole authority to determine, without limitation, the time, place, method of advertisement and manner of sale and that you may delay or adjourn any such sale in your sole discretion. I expressly authorize you to take any action with respect to my property as you deem necessary or advisable to facilitate any liquidation, and I agree that you shall not be held liable for taking or failing to take any such action, regardless if a greater price may have been obtained for my property if such action was or was not taken, as applicable. I hereby waive, to the fullest extent permitted by law, any legal right of appraisal, notice, valuation, stay, extension, moratorium or redemption that I would otherwise have with respect to a sale of my property.”

2.	The Client’s Agreement is amended by adding the following at the end of Section 7:

“I also hereby grant you a lien on my right to receive proceeds under any loan or financing agreement entered into subsequent to the date hereof or under any issuance of shares by me subsequent to the date hereof under any primary or secondary offering, or other financing arrangement that I may undertake. I agree to promptly notify you about the occurrence of or my intention to conduct any transaction contemplated by the prior sentence.”

3.	The Client’s Agreement is amended by adding the following as Section 27:

“I understand, acknowledge and agree that you shall have no obligation to extend any further credit to me.”

Acknowledged and agreed this 9th day of April, 2008.

Client’s Name: Mercury Computer Systems, Inc.

By:	/s/ ROBERT E. HULT
Name:	Robert E. Hult
Title:	SVP / CFO